Exhibit 99.1

SolarWinds Announces Fourth Quarter 2019 Results
Company also announces the appointment of Easwaran Sundaram to its Board of Directors
AUSTIN, Texas - February 4, 2020- SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its fourth quarter ended December 31, 2019.
On a GAAP basis, reflecting our adoption of the new standard ASC 606 effective January 1, 2019:

•	Total revenue for the fourth quarter of $247.5 million, representing 11.9% growth on a reported basis.

•	Total recurring revenue for the fourth quarter of $202.9 million, representing 16.0% growth on a reported basis. Total recurring revenue includes:

◦	Maintenance revenue for the fourth quarter of $115.6 million, representing 9.7% growth on a reported basis.

◦	Subscription revenue for the fourth quarter of $87.3 million, representing 25.4% growth on a reported basis.

•	Net income for the fourth quarter of $13.2 million.
On a non-GAAP basis:

•	Non-GAAP total revenue for the fourth quarter of $249.4 million, representing 12.5% year-over-year growth on a reported basis and 13.3% year-over-year growth on a constant currency basis.

•
Non-GAAP total recurring revenue for the fourth quarter of $204.8 million, representing 16.8% year-over-year growth on a reported basis and 17.6% year-over-year growth on a constant currency basis. Non-GAAP total recurring revenue includes:

◦	Non-GAAP maintenance revenue for the fourth quarter of $115.6 million, representing 9.3% growth on a reported basis.

◦	Non-GAAP subscription revenue for the fourth quarter of $89.2 million, representing 28.1% growth on a reported basis.

•	Adjusted EBITDA for the fourth quarter of $122.9 million, representing a margin of 49.3% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results including adjustments for the impact of ASC 606, please see the tables below.

“We had a solid finish to a successful 2019 delivering fourth quarter non-GAAP revenue of $249.4 million reflecting 13% year-over-year growth, which resulted in full year 2019 non-GAAP total revenue of $938.5 million,” said Kevin Thompson, SolarWinds’ President & Chief Executive Officer. “Our fourth quarter revenue performance was within the range of our outlook, led primarily by non-GAAP subscription revenue exceeding the high end of our outlook representing 28% growth year-over-year for the quarter. In 2019, we also made significant progress towards our goal of solving the full complement of IT management challenges for our customers. We expanded our footprint in IT Operations Management through the acquisition of Samanage in the second quarter and the acquisition of VividCortex late in the fourth quarter which completed our infrastructure and application management picture. We can now help technology professionals monitor and manage all the key components of hybrid IT infrastructure through what we believe is the broadest coverage of the modern IT infrastructure and application environments.”
“In addition to solid 2019 non-GAAP total revenue growth, non-GAAP recurring revenue has grown 17% on a constant currency basis and non-GAAP recurring revenue accounted for 82% of total non-GAAP revenue for 2019. We also finished the year with strong profit margins exceeding the high end of our outlook for the year with full year 2019 Adjusted EBITDA of $453.6 million or an Adjusted EBITDA margin of 48% for 2019, despite the dilutive impact of the Samanage acquisition,” added Bart Kalsu, SolarWinds' Executive Vice President and Chief Financial Officer.

Additional highlights for the fourth quarter of 2019 include:

•
SolarWinds expanded its Database Performance offering through the acquisition of VividCortex, a leading database performance management product with an emphasis on monitoring and managing databases commonly used in cloud-native applications. This SaaS-based offering will complement SolarWinds’ award-winning Database Performance Analyzer (DPA) the on-premises and cloud-deployed product SolarWinds offers today to serve the needs of businesses of all sizes. With this addition, the company can now offer IT teams the ability to go deep on app traces, infrastructure monitoring, metrics, both traditional and cloud-native database performance, digital experience monitoring, logs and network monitoring.

•
SolarWinds also launched Identity Monitor, an easy-to-use solution designed to help IT and security professionals strengthen their security posture and combat instances of account fraud, loss of revenue, brand damage and spam by automating account takeover prevention. This latest release deepens SolarWinds’ commitment to making security solutions accessible to organizations of all sizes.

•
SolarWinds released a wave of updates to its Orion Platform and Application Performance Management suite, bringing new and expanded Microsoft Azure support to SolarWinds customers. These updates extend SolarWinds’ support for organizations investing in Microsoft Azure as their strategic digital transformation partner and offers technology professionals the comprehensive ability to monitor, manage and secure hybrid IT operations.

•
In keeping with its long tradition of offering valuable free tools to technology professionals, SolarWinds introduced SolarWinds AppOptics Dev Edition, a free version of its SaaS infrastructure and application performance management solution. AppOptics Dev Edition offers the same rich features of the full AppOptics solution in a scaled-back version well-suited for development environments, enabling technology professionals at any stage in the APM journey to test, optimize and troubleshoot business applications before they go live in production operations.

SolarWinds also announced today that it increased its board of directors to 11 members and appointed Easwaran “Eash” Sundaram to serve on its Board of Directors, each effective February 25, 2020. Mr. Sundaram will also serve as a member of the board’s audit committee effective upon his appointment. Mr. Sundaram currently serves as the Executive Vice President, Chief Digital & Technology Officer of JetBlue Airways Corporation.

Kevin Thompson stated, “We are excited to welcome Eash to SolarWinds’ Board of Directors. Eash is a well-rounded business executive, in addition to being an experienced CIO. He has a deep understanding of today’s hybrid IT architectures and the challenges that digital transformation initiatives introduce for IT teams. His first-hand knowledge of the criticality of delivering the level of application and IT performance that a business demands will be incredibly valuable to us as we strive to deliver technology that meets our customers’ needs.”
Balance Sheet
At December 31, 2019, total cash and cash equivalents were $173.4 million and total debt was $1.9 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its annual report on Form 10-K for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of February 4, 2020, SolarWinds is providing its financial outlook for the first quarter of 2020 and full year 2020. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth on a constant currency basis, adjusted EBITDA and non-GAAP diluted earnings per share, for the first quarter of 2020 and for the full year 2020. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization and costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for First Quarter of 2020
SolarWinds’ management currently expects to achieve the following results for the first quarter of 2020:

•
Non-GAAP total revenue in the range of $243.5 to $248.5 million, representing growth over the first quarter of 2019 non-GAAP total revenue of 12.8% to 15.2%, or 13.5% to 15.9% on a constant currency basis assuming the same average foreign currency exchange rates as those in the first quarter of 2019.

•	Adjusted EBITDA in the range of $108.0 to $112.0 million, representing 44.4% to 45.1% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.20 to $0.21.

•	Weighted average outstanding diluted shares of approximately 313.6 million.
Financial Outlook for Full Year 2020
SolarWinds’ management currently expects to achieve the following results for the full year 2020:

•
Non-GAAP total revenue in the range of $1.035 to $1.055 billion, representing growth over 2019 non-GAAP revenue of 10.3% to 12.4%, or 10.5% to 12.6% on a constant currency basis assuming the same average foreign currency exchange rates as those in 2019.

•	Adjusted EBITDA in the range of $475.0 to $485.0 million, representing approximately 46.0% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.88 to $0.91.

•	Weighted average outstanding diluted shares of approximately 317.2 million.

Additional details on our outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and its business at 4:00 p.m. CT (5:00 p.m. ET/2:00 p.m. PT). A live webcast of the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (877) 823-8676 and internationally at +1 (647) 689-4178. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year 2020. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (b) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers; (c) any decline in our renewal or net retention rates; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) risks associated with our international operations; (f) our status as a controlled company; (g) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (h) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (j) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2018 filed on February 25, 2019 and the Form 10-K that SolarWinds anticipates filing on or before March 2, 2020. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Adoption of the New Revenue Recognition Standard
Effective January 1, 2019, we adopted FASB Accounting Standards Codification (“ASC”) No. 2014-09 “Revenue from Contracts with Customers,” or ASC 606, using the modified retrospective method. Results for reporting periods beginning after January 1, 2019 are presented in compliance with the new revenue recognition standard ASC 606. Historical financial results for reporting periods prior to 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard, ASC 605 “Revenue Recognition,”or ASC 605. In the interest of comparability during the transition year to ASC 606, we present our financial results for the fourth quarter in accordance with both ASC 606 and ASC 605. Unless stated otherwise, year-over-year growth rates are calculated using financial results under ASC 606 for the current period and financial results under ASC 605 for the corresponding period in the prior year.
Adoption of the New Lease Accounting Standard
Effective December 31, 2019, as we no longer qualify as an emerging growth company, we retroactively adopted the FASB ASC No. 2016-02 “Leases (Topic 842),” or ASC 842, as of January 1, 2019 using the optional transition method in which an entity can apply the new standard at the adoption date without adjusting comparative prior periods. Historical financial results for reporting periods prior to 2019 are presented in conformity with amounts previously disclosed under the prior lease accounting standard. The adoption of the new standard resulted in leases currently designated as operating leases being reported on our consolidated balance sheet at their net present value, which increased total assets and total liabilities. The standard did not have a material impact to our consolidated statement of operations or consolidated statement of cash flows for 2019.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting from our take private transaction in early 2016 and other acquisitions. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and Sponsor related costs and restructuring charges and other. Management believes these measures are useful for the following reasons:

•
Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•
Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.

•
Acquisition and Sponsor Related Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-

GAAP measures that exclude acquisition and Sponsor related costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•
Restructuring Charges and Other. We provide non-GAAP information that excludes restructuring charges such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and charges related to the separation of employment with executives of the Company. These charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, proforma, which is calculated as if to reflect the conversion of Class A Common Stock and shares issued for accrued dividends and shares issued at our initial public offering as if each occurred at the beginning of each respective period.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring and other charges, acquisition and Sponsor related costs, interest expense, net, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with our acquisition, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and Sponsor related costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2020 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Ashley Hook Phone: 385.374.7210 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$173,372	$382,620
Accounts receivable, net of allowances of $3,171 and $3,196 as of December 31, 2019 and 2018, respectively	121,930	100,528
Income tax receivable	1,117	893
Prepaid and other current assets	23,480	16,267
Total current assets	319,899	500,308
Property and equipment, net	38,945	35,864
Operating lease assets	89,825	—
Deferred taxes	4,533	6,873
Goodwill	4,058,198	3,683,961
Intangible assets, net	771,513	956,261
Other assets, net	27,829	11,382
Total assets	$5,310,742	$5,194,649
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,796	$9,742
Accrued liabilities and other	47,035	52,055
Current operating lease liabilities	14,093	—
Accrued interest payable	248	290
Income taxes payable	15,714	15,682
Current portion of deferred revenue	312,227	270,433
Current debt obligation	19,900	19,900
Total current liabilities	423,013	368,102
Long-term liabilities:
Deferred revenue, net of current portion	31,173	25,699
Non-current deferred taxes	97,884	147,144
Non-current operating lease liabilities	93,084	—
Other long-term liabilities	122,660	133,532
Long-term debt, net of current portion	1,893,406	1,904,072
Total liabilities	2,661,220	2,578,549
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 308,290,310 and 304,942,415 shares issued and outstanding as of December 31, 2019 and 2018, respectively	308	305
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2019 and 2018, respectively	—	—
Additional paid-in capital	3,041,880	3,011,080
Accumulated other comprehensive income (loss)	(5,247)	17,043
Accumulated deficit	(387,419)	(412,328)
Total stockholders’ equity	2,649,522	2,616,100
Total liabilities and stockholders’ equity	$5,310,742	$5,194,649

SolarWinds Corporation
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Subscription	$87,280	$69,587	$320,747	$265,591
Maintenance	115,610	105,354	446,450	402,938
Total recurring revenue	202,890	174,941	767,197	668,529
License	44,605	46,240	165,328	164,560
Total revenue	247,495	221,181	932,525	833,089
Cost of revenue:
Cost of recurring revenue	21,412	18,127	79,571	70,744
Amortization of acquired technologies	43,922	43,870	175,883	175,991
Total cost of revenue	65,334	61,997	255,454	246,735
Gross profit	182,161	159,184	677,071	586,354
Operating expenses:
Sales and marketing	70,501	61,446	264,199	227,468
Research and development	27,894	24,472	110,362	96,272
General and administrative	25,143	20,792	97,525	80,641
Amortization of acquired intangibles	17,994	16,500	69,812	66,788
Total operating expenses	141,532	123,210	541,898	471,169
Operating income	40,629	35,974	135,173	115,185
Other income (expense):
Interest expense, net	(25,094)	(29,905)	(108,071)	(142,008)
Other income (expense), net	(104)	(20,411)	402	(94,887)
Total other income (expense)	(25,198)	(50,316)	(107,669)	(236,895)
Income (loss) before income taxes	15,431	(14,342)	27,504	(121,710)
Income tax expense (benefit)	2,208	401	8,862	(19,644)
Net income (loss)	$13,223	$(14,743)	$18,642	$(102,066)
Net income available to common stockholders (1)	$13,095	$668,426	$18,441	$364,635
Net income available to common stockholders per share:
Basic earnings per share	$0.04	$2.63	$0.06	$2.60
Diluted earnings per share	$0.04	$2.60	$0.06	$2.56
Weighted-average shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share	307,914	254,209	306,768	140,301
Shares used in computation of diluted earnings per share	311,922	256,711	311,168	142,541
____________

(1)Net income available to common stockholders is calculated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$13,223	$(14,743)	$18,642	$(102,066)
Accretion of dividends on Class A common stock	—	(14,928)	—	(231,549)
Gain on conversion of Class A common stock	—	711,247	—	711,247
Earnings allocated to unvested restricted stock	(128)	(13,150)	(201)	(12,997)
Net income available to common stockholders	$13,095	$668,426	$18,441	$364,635

SolarWinds Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income (loss)	$13,223	$(14,743)	$18,642	$(102,066)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	66,557	64,459	263,244	258,362
Provision for doubtful accounts	30	507	1,524	2,498
Stock-based compensation expense	10,478	5,501	34,395	5,833
Amortization of debt issuance costs	2,319	2,403	9,234	11,675
Loss on extinguishment of debt	—	19,547	—	80,137
Deferred taxes	(9,943)	(8,016)	(39,635)	(22,101)
(Gain) loss on foreign currency exchange rates	(6)	663	(913)	13,410
Other non-cash expenses	477	1,992	535	3,443
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(18,182)	(4,047)	(18,963)	(18,010)
Income taxes receivable	(354)	838	(225)	707
Prepaid and other assets	(4,851)	(2,566)	(11,094)	(4,497)
Accounts payable	3,377	3,930	3,734	(28)
Accrued liabilities and other	5,664	31	337	9,776
Accrued interest payable	(14)	(826)	(42)	(11,342)
Income taxes payable	(663)	5,439	(3,019)	(10,673)
Deferred revenue	14,949	13,216	41,248	35,507
Other long-term liabilities	—	(268)	905	1,511
Net cash provided by operating activities	83,061	88,060	299,907	254,142
Cash flows from investing activities
Purchases of property and equipment	(6,584)	(3,151)	(17,190)	(15,945)
Purchases of intangible assets	(2,250)	(605)	(5,851)	(2,687)
Acquisitions, net of cash acquired	(112,943)	—	(462,447)	(60,578)
Proceeds from sale of cost method investment and other	(1,139)	502	3,035	11,217
Net cash used in investing activities	(122,916)	(3,254)	(482,453)	(67,993)
Cash flows from financing activities
Proceeds from our initial public offering, net of underwriting discounts	—	357,188	—	357,188
Proceeds from issuance of common stock under employee stock purchase plan and incentive restricted stock	—	—	1,080	1,723
Repurchase of common stock and incentive restricted stock	(7,045)	(10)	(7,427)	(578)
Exercise of stock options	201	3	623	16
Premium paid on debt extinguishment	—	(14,175)	—	(36,900)
Proceeds from credit agreement	—	—	35,000	626,950
Repayments of borrowings from credit agreement	(4,975)	(319,975)	(54,900)	(1,014,900)
Payment of debt issuance costs	—	—	—	(5,561)
Payment for deferred offering costs	—	(1,468)	—	(3,662)
Net cash provided by (used in) financing activities	(11,819)	21,563	(25,624)	(75,724)
Effect of exchange rate changes on cash and cash equivalents	3,986	(2,082)	(1,078)	(5,521)
Net increase (decrease) in cash and cash equivalents	(47,688)	104,287	(209,248)	104,904
Cash and cash equivalents
Beginning of period	221,060	278,333	382,620	277,716
End of period	$173,372	$382,620	$173,372	$382,620

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Supplemental disclosure of cash flow information
Cash paid for interest	$23,071	$28,796	$100,549	$142,944
Cash paid for income taxes	$12,345	$905	$47,988	$8,950
Non-cash investing and financing transactions
Conversion of redeemable convertible Class A common stock and accumulated dividends to common stock	$—	$3,378,419	$—	$3,378,419

SolarWinds Corporation
Reconciliation of Financial Results ASC 606 to ASC 605
(Unaudited)

	Three Months Ended December 31, 2019			Twelve Months Ended December 31, 2019
	As reported (ASC 606)	ASC 606 impact	Without adoption of ASC 606 (ASC 605)	As reported (ASC 606)	ASC 606 impact	Without adoption of ASC 606 (ASC 605)

	(in thousands)
Revenue:
Subscription	$87,280	$(52)	$87,228	$320,747	$314	$321,061
Maintenance	115,610	414	116,024	446,450	1,191	447,641
Total recurring revenue	202,890	362	203,252	767,197	1,505	768,702
License	44,605	(1,284)	43,321	165,328	(3,109)	162,219
Total revenue	$247,495	$(922)	$246,573	$932,525	$(1,604)	$930,921

Total operating expenses(1)	141,532	1,321	142,853	541,898	5,273	547,171

Net income (loss)	$13,223	$(2,243)	$10,980	$18,642	$(6,877)	$11,765
_______

(1)
Adjustment represents the impact of the capitalization and amortization of sales commissions related to ASC 606. These adjustments are recorded in the sales and marketing line item in our consolidated statements of operations.

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$87,280	$(52)	$87,228	$69,587	$320,747	$314	$321,061	$265,591
Impact of purchase accounting	1,896	—	1,896	50	5,930	—	5,930	1,166
Non-GAAP subscription revenue	89,176	(52)	89,124	69,637	326,677	314	326,991	266,757
GAAP maintenance revenue	115,610	414	116,024	105,354	446,450	1,191	447,641	402,938
Impact of purchase accounting	—	—	—	377	—	—	—	2,550
Non-GAAP maintenance revenue	115,610	414	116,024	105,731	446,450	1,191	447,641	405,488
GAAP total recurring revenue	202,890	362	203,252	174,941	767,197	1,505	768,702	668,529
Impact of purchase accounting	1,896	—	1,896	427	5,930	—	5,930	3,716
Non-GAAP total recurring revenue	204,786	362	205,148	175,368	773,127	1,505	774,632	672,245
GAAP license revenue	44,605	(1,284)	43,321	46,240	165,328	(3,109)	162,219	164,560
Impact of purchase accounting	—	—	—	—	—	—	—	—
Non-GAAP license revenue	44,605	(1,284)	43,321	46,240	165,328	(3,109)	162,219	164,560
Total GAAP revenue	$247,495	$(922)	$246,573	$221,181	$932,525	$(1,604)	$930,921	$833,089
Impact of purchase accounting	$1,896	$—	$1,896	$427	$5,930	$—	$5,930	$3,716
Total non-GAAP revenue	$249,391	$(922)	$248,469	$221,608	$938,455	$(1,604)	$936,851	$836,805

GAAP cost of revenue	$65,334		$65,334	$61,997	$255,454		$255,454	$246,735
Stock-based compensation expense and related employer-paid payroll taxes	(573)		(573)	(272)	(1,761)		(1,761)	(279)
Amortization of acquired technologies	(43,922)		(43,922)	(43,870)	(175,883)		(175,883)	(175,991)
Acquisition and Sponsor related costs	(8)		(8)	(101)	(147)		(147)	(336)
Restructuring costs and other	(26)		(26)	—	(48)		(48)	—
Non-GAAP cost of revenue	$20,805		$20,805	$17,754	$77,615		$77,615	$70,129

GAAP gross profit	$182,161	$(922)	$181,239	$159,184	$677,071	$(1,604)	$675,467	$586,354
Impact of purchase accounting	1,896	—	1,896	427	5,930	—	5,930	3,716
Stock-based compensation expense and related employer-paid payroll taxes	573	—	573	272	1,761	—	1,761	279
Amortization of acquired technologies	43,922	—	43,922	43,870	175,883	—	175,883	175,991
Acquisition and Sponsor related costs	8	—	8	101	147	—	147	336
Restructuring costs and other	26	—	26	—	48	—	48	—
Non-GAAP gross profit	$228,586	$(922)	$227,664	$203,854	$860,840	$(1,604)	$859,236	$766,676
GAAP gross margin	73.6%		73.5%	72.0%	72.6%		72.6%	70.4%
Non-GAAP gross margin	91.7%		91.6%	92.0%	91.7%		91.7%	91.6%

GAAP sales and marketing expense	$70,501	$1,321	$71,822	$61,446	$264,199	$5,273	$269,472	$227,468
Stock-based compensation expense and related employer-paid payroll taxes	(3,685)	—	(3,685)	(2,061)	(11,653)	—	(11,653)	(2,295)
Acquisition and Sponsor related costs	(15)	—	(15)	(1,132)	(1,679)	—	(1,679)	(3,250)
Restructuring costs and other	45	—	45	(193)	(615)	—	(615)	(238)
Non-GAAP sales and marketing expense	$66,846	$1,321	$68,167	$58,060	$250,252	$5,273	$255,525	$221,685

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

GAAP research and development expense	$27,894		$27,894	$24,472	$110,362		$110,362	$96,272
Stock-based compensation expense and related employer-paid payroll taxes	(2,958)		(2,958)	(1,282)	(9,259)		(9,259)	(1,330)
Acquisition and Sponsor related costs	(62)		(62)	(547)	(816)		(816)	(2,527)
Restructuring costs and other	—		—	—	(123)		(123)	(201)
Non-GAAP research and development expense	$24,874		$24,874	$22,643	$100,164		$100,164	$92,214

GAAP general and administrative expense	$25,143		$25,143	$20,792	$97,525		$97,525	$80,641
Stock-based compensation expense and related employer-paid payroll taxes	(3,907)		(3,907)	(1,886)	(12,597)		(12,597)	(1,929)
Acquisition and Sponsor related costs	(1,002)		(1,002)	(2,260)	(5,902)		(5,902)	(14,288)
Restructuring costs and other	(1,635)		(1,635)	(1,312)	(4,812)		(4,812)	(2,560)
Non-GAAP general and administrative expense	$18,599		$18,599	$15,334	$74,214		$74,214	$61,864

GAAP operating expenses	$141,532	$1,321	$142,853	$123,210	$541,898	$5,273	$547,171	$471,169
Stock-based compensation expense and related employer-paid payroll taxes	(10,550)	—	(10,550)	(5,229)	(33,509)	—	(33,509)	(5,554)
Amortization of acquired intangibles	(17,994)	—	(17,994)	(16,500)	(69,812)	—	(69,812)	(66,788)
Acquisition and Sponsor related costs	(1,079)	—	(1,079)	(3,939)	(8,397)	—	(8,397)	(20,065)
Restructuring costs and other	(1,590)	—	(1,590)	(1,505)	(5,550)	—	(5,550)	(2,999)
Non-GAAP operating expenses	$110,319	$1,321	$111,640	$96,037	$424,630	$5,273	$429,903	$375,763

GAAP operating income	$40,629	$(2,243)	$38,386	$35,974	$135,173	$(6,877)	$128,296	$115,185
Impact of purchase accounting	1,896	—	1,896	427	5,930	—	5,930	3,716
Stock-based compensation expense and related employer-paid payroll taxes	11,123	—	11,123	5,501	35,270	—	35,270	5,833
Amortization of acquired technologies	43,922	—	43,922	43,870	175,883	—	175,883	175,991
Amortization of acquired intangibles	17,994	—	17,994	16,500	69,812	—	69,812	66,788
Acquisition and Sponsor related costs	1,087	—	1,087	4,040	8,544	—	8,544	20,401
Restructuring costs and other	1,616	—	1,616	1,505	5,598	—	5,598	2,999
Non-GAAP operating income	$118,267	$(2,243)	$116,024	$107,817	$436,210	$(6,877)	$429,333	$390,913
GAAP operating margin	16.4%		15.6%	16.3%	14.5%		13.8%	13.8%
Non-GAAP operating margin	47.4%		46.7%	48.7%	46.5%		45.8%	46.7%

GAAP net income (loss)	$13,223	$(2,243)	$10,980	$(14,743)	$18,642	$(6,877)	$11,765	$(102,066)
Impact of purchase accounting	1,896	—	1,896	427	5,930	—	5,930	3,716
Stock-based compensation expense and related employer-paid payroll taxes	11,123	—	11,123	5,501	35,270	—	35,270	5,833
Amortization of acquired technologies	43,922	—	43,922	43,870	175,883	—	175,883	175,991
Amortization of acquired intangibles	17,994	—	17,994	16,500	69,812	—	69,812	66,788
Acquisition and Sponsor related costs	1,087	—	1,087	4,040	8,544	—	8,544	20,401
Restructuring costs and other	1,616	—	1,616	1,505	5,598	—	5,598	2,999
Loss on extinguishment of debt	—	—	—	19,547	—	—	—	80,137
Tax benefits associated with above adjustments	(14,849)	—	(14,849)	(18,966)	(55,881)	—	(55,881)	(69,713)
Non-GAAP net income	$76,012	$(2,243)	$73,769	$57,681	$263,798	$(6,877)	$256,921	$184,086

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

GAAP diluted earnings per share	$0.04		$0.04	$2.60	$0.06		$0.04	$2.56
Non-GAAP diluted earnings per share, pro forma	$0.24		$0.24	$0.19	$0.85		$0.83	$0.60

Weighted-average shares used to compute GAAP diluted earnings per share	311,922		311,922	256,711	311,168		311,168	142,541
Weighted-average shares used to compute Non-GAAP diluted earnings per share, pro forma(1)	311,922		311,922	307,414	311,168		311,168	307,013

___________

(1)	For an explanation of the pro forma calculation, please see "Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares" below.

Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(in thousands)
GAAP weighted-average shares used in computing diluted earnings per share available to common shareholders	311,922	256,711	311,168	142,541

Pro forma dilutive shares:
Weighted-average pro forma adjustment to reflect conversion of redeemed convertible Class A Common Stock and shares issued for accrued dividends(1)	—	44,453	—	144,198
Shares issued at offering(2)	—	6,250	—	20,274
Non-GAAP weighted-average shares used in computing diluted earnings per share, pro forma	311,922	307,414	311,168	307,013
_____________

(1)
Adjustment to give effect to the conversion of 2,661,015 shares of Class A Common Stock that were outstanding immediately prior to the closing of the initial public offering into 140,053,370 shares of common stock and the conversion of $717.4 million of accrued and unpaid dividends on the Class A Common Stock into 37,758,109 shares of common stock equal to the result of the accrued and unpaid dividends on each share of Class A Common Stock, divided by $19.00 per share, as if the shares had been issued at the beginning of the period.

(2)	Adjustment to give effect to 25.0 million shares issued in connection with the initial public offering retroactively applied as if the shares had been issued at the beginning of the period.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019			2018	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605	ASC 606	ASC 606 impact	ASC 605	ASC 605

	(in thousands)
Net income (loss)	$13,223	$(2,243)	$10,980	$(14,743)	$18,642	$(6,877)	$11,765	$(102,066)
Amortization and depreciation	66,557	—	66,557	64,459	263,244	—	263,244	258,362
Income tax expense (benefit)	2,208	—	2,208	401	8,862	—	8,862	(19,644)
Interest expense, net	25,094	—	25,094	29,905	108,071	—	108,071	142,008
Impact of purchase accounting on total revenue	1,896	—	1,896	427	5,930	—	5,930	3,716
Unrealized foreign currency (gains) losses(1)	(6)	—	(6)	663	(913)	—	(913)	14,367
Acquisition and Sponsor related costs	1,087	—	1,087	4,040	8,544	—	8,544	20,401
Debt related costs(2)	95	—	95	19,697	385	—	385	81,535
Stock-based compensation expense and related employer-paid payroll taxes	11,123	—	11,123	5,501	35,270	—	35,270	5,833
Restructuring costs and other	1,616	—	1,616	1,505	5,598	—	5,598	2,999
Adjusted EBITDA	$122,893	$(2,243)	$120,650	$111,855	$453,633	$(6,877)	$446,756	$407,511
Adjusted EBITDA margin	49.3%		48.6%	50.5%	48.3%		47.7%	48.7%
_______________

(1)
Unrealized foreign currency (gains) losses primarily relate to the remeasurement of our intercompany loans and to a lesser extent, unrealized foreign currency (gains) losses on selected assets and liabilities.

(2)	Debt related costs include fees related to our credit agreements, debt refinancing costs and the related write-off of debt issuance costs.

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Growth Rate	2019	2018	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$87,280	$69,587	25.4%	$320,747	$265,591	20.8%
Impact of purchase accounting	1,896	50	2.7	5,930	1,166	1.7
Non-GAAP subscription revenue	89,176	69,637	28.1	326,677	266,757	22.5
Estimated foreign currency impact(1)	928	—	1.3	6,997	—	2.6
Non-GAAP subscription revenue on a constant currency basis	$90,104	$69,637	29.4%	$333,674	$266,757	25.1%

GAAP maintenance revenue	$115,610	$105,354	9.7%	$446,450	$402,938	10.8%
Impact of purchase accounting	—	377	(0.4)	—	2,550	(0.7)
Non-GAAP maintenance revenue	115,610	105,731	9.3	446,450	405,488	10.1
Estimated foreign currency impact(1)	519	—	0.5	3,783	—	0.9
Non-GAAP maintenance revenue on a constant currency basis	$116,129	$105,731	9.8%	$450,233	$405,488	11.0%

GAAP total recurring revenue	$202,890	$174,941	16.0%	$767,197	$668,529	14.8%
Impact of purchase accounting	1,896	427	0.8	5,930	3,716	0.2
Non-GAAP total recurring revenue	204,786	175,368	16.8	773,127	672,245	15.0
Estimated foreign currency impact(1)	1,447	—	0.8	10,780	—	1.6
Non-GAAP total recurring revenue on a constant currency basis	$206,233	$175,368	17.6%	$783,907	$672,245	16.6%

GAAP license revenue	$44,605	$46,240	(3.5)%	$165,328	$164,560	0.5%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP license revenue	44,605	46,240	(3.5)	165,328	164,560	0.5
Estimated foreign currency impact(1)	178	—	0.4	1,555	—	0.9
Non-GAAP license revenue on a constant currency basis	$44,783	$46,240	(3.2)%	$166,883	$164,560	1.4%

Total GAAP revenue	$247,495	$221,181	11.9%	$932,525	$833,089	11.9%
Impact of purchase accounting	1,896	427	0.6	5,930	3,716	0.2
Non-GAAP total revenue	249,391	221,608	12.5	938,455	836,805	12.1
Estimated foreign currency impact(1)	1,625	—	0.7	12,335	—	1.5
Non-GAAP total revenue on a constant currency basis	$251,016	$221,608	13.3%	$950,790	$836,805	13.6%
________

(1)
The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and twelve months ended December 31, 2019.

Reconciliation of 2019 Non-GAAP Revenue to Adjusted Non-GAAP Revenue
Assuming Rates in Previously Issued Outlook
(Unaudited)

Three Months Ended December 31, 2019

(in thousands)
Total non-GAAP revenue	$249,391
Estimated foreign currency impact(2)	(671)
Total adjusted non-GAAP revenue assuming foreign currency exchange rates used in previously issued outlook	$248,720
________

(2)
Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our three months ended December 31, 2019 actual non-GAAP results and the rates assumed in our previously issued outlook dated October 30, 2019.

Reconciliation of Non-GAAP Revenue Outlook

	Full Year 2020
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$1,035	$1,055	10%	12%
Estimated foreign currency impact	2	2	1	1
Non-GAAP total revenue on a constant currency basis(1)	$1,037	$1,057	11%	13%

	Q1 2020
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$244	$249	13%	15%
Estimated foreign currency impact	1	1	1	1
Non-GAAP total revenue on a constant currency basis(1)	$245	$250	14%	16%

	Full Year 2020(2)		Q1 2020(2)
	Low	High	Low	High

Non-GAAP subscription revenue growth	21%	23%	28%	31%
Estimated foreign currency impact	—	—	1	1
Non-GAAP subscription revenue growth on a constant currency basis(1)	21%	23%	29%	32%

Non-GAAP license and maintenance revenue growth	5%	7%	5%	8%
Estimated foreign currency impact	—	—	1	—
Non-GAAP license and maintenance revenue growth on a constant currency basis(1)	5%	7%	6%	8%

________

(1)
Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.

(2)	Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(in thousands)
Net cash provided by operating activities	$83,061	$88,060	$299,907	$254,142
Capital expenditures(1)	(8,834)	(3,756)	(23,041)	(18,632)
Free cash flow	74,227	84,304	276,866	235,510
Cash paid for interest and other debt related items	22,885	28,477	99,264	143,071
Cash paid for acquisition and Sponsor related costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items	3,693	4,788	18,235	24,387
Unlevered free cash flow (excluding forfeited tax shield)	100,805	117,569	394,365	402,968
Forfeited tax shield related to interest payments(2)	(5,191)	(6,479)	(22,624)	(32,162)
Unlevered free cash flow	$95,614	$111,090	$371,741	$370,806
_______________

(1)	Includes purchases of property and equipment and purchases of intangible assets.

(2)	Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and twelve months ended December 31, 2019 and 2018.